Exhibit 10.3

DATED

January 1, 2022

Agreement for novation of contract

among

Continuing Parties

and

Outgoing Party

and

Incoming Party

ACTIVE/115440260.1

Exhibit 10.3

CONTENTS

____________________________________________________________

CLAUSE

1.	Novation	2
2.	Release of obligations and liabilities	3
3.	Governing law	3
4.	Jurisdiction	3
5.	Interpretation	4
6.	Miscellaneous	4

ACTIVE/115440260.1

Exhibit 10.3

This Agreement is dated March __, 2022 (“Effective Date”) and is by and between:

PARTIES

(1) OXFORD UNIVERSITY INNOVATION LIMITED (Company No. 2199542) whose registered office is at University Offices, Wellington Square, Oxford OX1 2JD, England (“OUI”);

(2) Medical Research Council, as part of UNITED KINGDOM RESEARCH AND INNOVATION (also known as UK Research and Innovation) a body corporate established pursuant to section 91 of the Higher Education and Research Act 2017 whose address is Polaris House, North Star Avenue, Swindon SN2 1FL, United Kingdom (“MRC”);

(3) PEPGEN LIMITED, a company incorporated and registered in England and Wales with company number 11170794 whose registered office is at Bioescalator Innovation Building, University of Oxford Old Road Campus, Roosevelt Dr, Oxford OX3 7FZ, United Kingdom (“Outgoing Party”); and

(4) PEPGEN INC., a Delaware corporation (file number 3622202) whose principal address is 245 Main Street, Cambridge, MA 02142, United States of America (“Incoming Party”).

Each of the above listed parties may herein be referred to collectively as the “Parties” and individually as a “Party”.

OUI and MRC may be referred to herein collectively as the “Continuing Parties” and individually as a “Continuing Party”.

Background

(A) The Continuing Parties and the Outgoing Party have entered into a contract for the licence of technologies (OUI PROJECT Numbers 9733, 11732, 12403, 12594, 12685, 14640, 14641 and 16338) (MRC PROJECT Numbers A856-3282, A856-3289, A856-3351, A856-3352, A856-3353, 2019-025 and A856-3426) dated November 20, 2020 (“Contract”).

(B) The Outgoing Party is a wholly owned subsidiary of the Incoming Party.

(C) As part of an internal reorganization of business within the group of companies to which it belongs, the Outgoing Party wishes to transfer its rights and obligations under the Contract to the Incoming Party.

(D) The Continuing Parties have agreed to release the Outgoing Party from liability for any failure by the Outgoing Party to perform its obligations under the Contract before the Effective Date, on the basis that the Incoming Party is to assume liability for those failures in the Outgoing Party's place.

ACTIVE/115440260.1

Exhibit 10.3

(E) The Parties have therefore agreed to novate the Outgoing Party's rights and obligations under the Contract to the Incoming Party on the terms of this Agreement with effect from the Effective Date.

Agreed terms

1. TC "1. Novation" \l 1Novation

1.1 With effect from the Effective Date and in consideration of:

(a) the sum of £1 paid by the Outgoing Party and the Incoming Party, collectively, to the Continuing Parties (the receipt and sufficiency of which is hereby acknowledged by the Continuing Parties); and

(b) the mutual rights, obligations and undertakings agreed between the Parties as set out in this Agreement;

the Parties agree to the novation of the Contract in accordance with the provisions of this Agreement and in particular the other provisions of this clause 1.

1.2 The Outgoing Party transfers all its rights and obligations under the Contract to the Incoming Party.

1.3 The Incoming Party shall enjoy all the rights and benefits of the Outgoing Party under the Contract. The Incoming Party agrees to perform the Contract and be bound by its terms in every way as if it were the original party to it in place of the Outgoing Party.

1.4 The Continuing Parties agree to perform the Contract and be bound by its terms in every way as if the Incoming Party were the original party to it in place of the Outgoing Party.

1.5 All references to the Outgoing Party in the Contract shall be read and construed as references to the Incoming Party.

1.6 The Incoming Party’s contact details and address for the purposes of clause 12.7 of the Contract will be: 245 Main Street, Cambridge, MA 02142, USA; Attention: SVP Strategy & Operations.

2. TC "2. Release of obligations [and liabilities]" \l 1Release of obligations and liabilities

2.1 The Continuing Parties and the Outgoing Party release each other from all future obligations to the other under the Contract.

ACTIVE/115440260.1

Exhibit 10.3

2.2 The Continuing Parties and the Outgoing Party release and discharge each other from all claims and demands under or in connection with the Contract, whether arising before, on or after the Effective Date.

2.3 Each of the Continuing Parties and the Incoming Party may enforce the Contract and pursue any claims and demands under or in connection with the Contract against the other with respect to matters arising before, on or after the Effective Date as though the Incoming Party were the original party to the Contract instead of the Outgoing Party.

3. TC "4. Governing law" \l 1Governing law

This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the laws of England and Wales without regard to conflicts of law principles.

4. TC "5. Jurisdiction" \l 1Jurisdiction

Each Party irrevocably agrees that the English courts shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Agreement or its subject matter or formation except in relation to any action in relation to Intellectual Property Rights or Confidential Information which may be sought in any court of competent jurisdiction.

5. Interpretation

Unless otherwise provided in this Agreement, words and expressions defined in the Contract shall have the same meaning in this Agreement.

6. Miscellaneous

6.1 Nothing in this Agreement shall create, imply or evidence any partnership between the Parties or the relationship between them of principal and agent.

6.2 If any one or more clauses or sub-clauses of this Agreement is/are declared void or unenforceable by any judicial or administrative authority or would result in this Agreement being prohibited pursuant to any applicable competition law, then the affected provision(s) shall be deemed to be omitted, curtailed or limited to the extent necessary to bring it within the legal requirements.

6.3 This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same Agreement. This Agreement may be delivered in or by facsimile, Adobe® Portable Document Format, and/or other legible electronic format, and when so delivered will have the same force and effect as delivery of an original signature.

ACTIVE/115440260.1

Exhibit 10.3

6.4 This Agreement has been executed, delivered and takes effect on the Effective Date.

{signatures begin on the following page}

ACTIVE/115440260.1

Exhibit 10.3

Date: January 1, 2022	By:	/s/ Mairi Gibbs
Mairi Gibbs
Chief Operating Officer

Date: January 1, 2022	By:	/s/ Georgia Gliki
Georgia Gliki
Senior Business Manager

Date: January 1, 2022	By:	/s/ James McArthur
James McArthur
President and Chief Executive Officer, PepGen Inc.

Date: January 1, 2022	By:	/s/ James McArthur
James McArthur
Director, PepGen Limited

[Signature Page to Agreement of Novation]

ACTIVE/115440260.1